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                                                                    EXHIBIT 23.7


                      CONSENT OF RYDER SCOTT COMPANY, L.P.


We consent to incorporation by reference in the Registration Statement on Form S-8 of Devon Energy Corporation, the reference to our oil and gas reserve reports relating to domestic and international reserves for Devon Energy Corporation as of December 31, 2002, 2001 and 2000, which appears in the December 31, 2002 Annual Report on Form 10-K of Devon Energy Corporation.




                                               /s/ RYDER SCOTT COMPANY, L.P.

                                               RYDER SCOTT COMPANY, L.P.


April 30, 2003